Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” and to the use of our reports dated January 13, 2005 except Note 19, “Subsequent Event—Stock Dividend” as to which the date is February xx, 2005 in the Registration Statement Form S-1 No. 333-117145 and related Prospectus of International Securities Exchange, Inc. dated January 13, 2005.

/S/    ERNST & YOUNG LLP

New York, New York

The foregoing report is in the form that will be signed
upon the issuance of the stock dividend as described
in Note 19, “Subsequent Event—Stock Dividend.”

January 13, 2005